Registration No. 333-_________

     As filed with the Securities and Exchange Commission on November 23, 2004
     =========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              SILGAN HOLDINGS INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               06-1269834
        (State of Incorporation)         (I.R.S. Employer Identification No.)

                                4 Landmark Square
                           Stamford, Connecticut 06901
                    (Address of principal executive offices)
                             ----------------------

                              Silgan Holdings Inc.
                            2004 Stock Incentive Plan
                              (Full title of plan)
                             ----------------------

                               Frank W. Hogan, III
                     Senior Vice President, General Counsel
                                  and Secretary
                              Silgan Holdings Inc.
                                4 Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 975-7110
          (Name and address of agent for service, including telephone number)
                             ----------------------

                                    Copy to:
                             Pillsbury Winthrop LLP
                              695 East Main Street
                        Stamford, Connecticut 06904-6760
                                 (203) 348-2300
                         Attention: Robert J. Rawn, Esq.

                                            CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                Amount      Proposed maximum      Proposed maximum        Amount of
            Title of securities                 to be        offering price      aggregate offering     registration
              to be registered               registered(1)      per share              price                fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share          20,000(2)       $46.95(3)             $939,000.00(3)       $118.97(3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         880,000(2)       $49.415(4)         $43,485,200.00(4)     $5,509.58(4)
--------------------------------------------------------------------------------------------------------------------
Total                                          900,000                             $44,424,200.00        $5,628.55
====================================================================================================================

-------------------------
1 In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover additional shares of Common Stock that become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction in accordance with anti-dilution provisions of the 2004 Stock Incentive Plan.

2 Of the 900,000 shares of Common Stock available under the 2004 Stock Incentive Plan, as of the date hereof, options with respect to an aggregate of 20,000 shares of Common Stock have been issued and an aggregate of 880,000 shares of Common Stock remain available for the grant of future awards.

3 The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee for the 20,000 shares of Common Stock issuable with respect to options granted under the 2004 Stock Incentive Plan as of the date hereof were calculated pursuant to Rule 457(h) under the Securities Act, based on the exercise price for such options.

4 The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee for the 880,000 shares of Common Stock available for the grant of future awards under the 2004 Stock Incentive Plan were calculated pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low sales prices of the Common Stock on November 19, 2004 as quoted on the Nasdaq National Market System.

                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(A) PROSPECTUS

     Note: The documents containing the information specified in this Part I will be sent or given to employees and directors as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.  Plan Information.

     See Note above.

Item 2.  Registrant Information and Employee Plan Annual Information.

     See Note above.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents, which have heretofore been filed by Silgan Holdings Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-22117).

     2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (File No. 000-22117).

     3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 (File No. 000-22117).

     4. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 (File No. 000-22117).

     5. The Registrant's Current Reports on Form 8-K filed on May 3, 2004, May 11, 2004, July 30, 2004, August 18, 2004, September 16, 2004 and November 5,
2004 (File No. 000-22117).

     6. Description of the Registrant's Common Stock contained in the registration statement filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, excluding a Current Report on Form 8-K or any portion thereof (and any related exhibits) that has been "furnished" to, but not "filed" with, the Commission, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that any documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect and prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The securities being registered hereunder consist of shares of Common Stock of the Registrant.

     The Common Stock being registered hereunder has been registered pursuant to
Section 12 of the Exchange Act and a description of the Common Stock is incorporated by reference into the Registrant's registration statement filed with the Commission under the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Restated Certificate of Incorporation and Amended and Restated By-laws of the Registrant provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has purchased directors' and officers' liability insurance covering certain liabilities that may be incurred by the directors and officers of the Registrant in connection with the performance of their duties. Certain of the Registrant's affiliates also maintain insurance and provide indemnification substantially similar to the foregoing.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Exhibit Index.

Item 9.  Undertakings.

          (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3)of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 23rd day of November, 2004.

                                        SILGAN HOLDINGS INC.


                                        By: /s/ R. Philip Silver
                                            --------------------
                                            R. Philip Silver
                                            Co-Chairman of the Board and
                                            Co-Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Philip Silver and D. Greg Horrigan, and each or any of them, his true and lawful attorney-in-fact and to act for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of shares of Common Stock, par value $.01 per share, of Silgan Holdings Inc., and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature                              Title                        Date
---------                              -----                        ----

/s/ R. Philip Silver
--------------------------   Co-Chairman of the Board and      November 23, 2004
(R. Philip Silver)           Co-Chief Executive Officer
                             (Principal Executive Officer)

/s/ D. Greg Horrigan
--------------------------   Co-Chairman of the Board and      November 23, 2004
(D. Greg Horrigan)           Co-Chief Executive Officer
                             (Principal Executive Officer)

Signature                              Title                        Date
---------                              -----                        ----

/s/ John W. Alden
--------------------------           Director                  November 23, 2004
(John W. Alden)

/s/ Jeffrey C. Crowe
--------------------------           Director                  November 23, 2004
(Jeffrey C. Crowe)

/s/ William C. Jennings
--------------------------           Director                  November 23, 2004
(William C. Jennings)

/s/ Edward A. Lapekas
--------------------------           Director                  November 23, 2004
(Edward A. Lapekas)

/s/ Robert B. Lewis
--------------------------   Executive Vice President and      November 23, 2004
(Robert B. Lewis)            Chief Financial Officer
                             (Principal Financial Officer
                             and Principal Accounting
                             Officer)

================================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       on

                                    Form S-8

                                      under

                           The Securities Act of 1933

                               ------------------


                              Silgan Holdings Inc.
                            2004 Stock Incentive Plan


                              SILGAN HOLDINGS INC.
             (Exact name of registrant as specified in its charter)






================================================================================

                                  EXHIBIT INDEX

                 Silgan Holdings Inc. 2004 Stock Incentive Plan

Exhibit
Number                                     Description
------                                     -----------

 *4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).

 *4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 000-22117).

  5            Opinion of Pillsbury Winthrop LLP.

 23.1          Consent of Ernst & Young LLP.

 23.2          Consent of Pillsbury Winthrop LLP (included in Exhibit 5).

 24            Power of Attorney (contained on the signature page hereof).

 99.1          Silgan Holdings Inc. 2004 Stock Incentive Plan.

------------------------------------

*  Incorporated by reference.